Exhibit 10.6
This Assignment Agreement concerning the Assignment of the Leasehold Bellerivestrasse 17, 8008 Zurich, dated December 22, 2005, regarding office space of approx. 505 square meter, 4 parking lots in underground garage, 4 regular parking lots (the “Leasehold”) is made by and between

Schweizerische Rückversicherungs-Gesellschaft
Mythenquai 50/60, 8022 Zürich	the “Landlord”

and

Bache Equities Limited, (Zurich Branch)
Bellerivestr. 17, 8008 Zürich	the “Assigning Tenant”

to

Thomas Weisel Partners International Limited
c/o Thomas Weisel Partners Group Inc.
One Montgomery Street, San Francisco, California 94104	the “Assuming Tenant”

NOW THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants and agreements, the parties in this Agreement agree as follows:
1.	The Assuming Tenant assumes all rights and liabilities of the Leasehold as of September 1, 2007. Assigning Tenant and Assuming Tenant shall directly exchange information respectively. Assigning Tenant shall continue to remain liable for all expenses accruing prior to such date.

2.	Pursuant to Article 263 para 4 of the Swiss Code of Obligations the Assigning Tenant shall be liable conjointly with Assuming Tenant’s obligations out of or in connection with the Leasehold until August 31, 2009.

3.	Assuming Tenant covenants and agrees to hold free and to indemnify Assigning Tenant, and its respective directors, officers and employees, for any loss, liability, claim, damage, or expense, arising directly or indirectly, from or in connection with any breach of (i) the Leasehold arising from and after the date of the assignment, or (ii) this Assignment Agreement.

4.	Assigning Tenant covenants and agrees to hold free and to indemnify Assuming Tenant, and its respective directors, officers and employees, for any loss, liability, claim, damage, or expense, arising directly or indirectly, from or in connection with any breach of (i) the Leasehold arising prior to the date of the assignment, or (ii) this Assignment Agreement.

Zürich, 22. August 2007

The Landlord:	The Assigning Tenant:	The Assuming Tenant:

/s/ Hans Vogler	/s/ Julia Reidy	/s/ Otto Tschudi

Schweizerische Rückversicherungs- Gesellschaft	Bache Equities Limited	Thomas Weisel Partners International Limited

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